UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

GEOVIC MINING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 17th Street, Suite 980 Denver, Colorado		80202
		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 476-6455

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On July 16, 2012, Geovic Mining Corp. (the “Company”) made minor revisions to the terms of it employment agreements with Michael T. Mason, Chief Executive Officer, Greg Hill Chief Financial Officer, Barbara A. Filas, President, William A. Buckovic, Executive Vice President and Timothy Arnold, Chief Operation officer all effective as of July 1, 2012. These revisions provide that each will be an employee of the Company, and not Geovic Ltd., a wholly owned subsidiary of the Company. Copies of the amendments to their employment agreements are attached to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended Employment Agreement with Michael T. Mason, effective July 1, 2012
10.2	Amended Employment Agreement with Greg C. Hill, effective July 1, 2012
10.3	Amended Employment Agreement with Barbara A. Filas, effective July 1, 2012
10.4	Amendment to Employment Agreement dated March 31, 2012, Barbara A. Filas
10.5	Amended Employment Agreement with William A. Buckovic, effective July 1, 2012
10.6	Amended Employment Agreement with Timothy Arnold, effective July 1, 2012
10.7	Amendment to Employment Agreement dated March 31, 2012, Timothy Arnold

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2012

GEOVIC MINING CORP.

By: /s/ Michael T. Mason
Name: Michael T. Mason
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended Employment Agreement with Michael T. Mason, effective July 1, 2012
10.2	Amended Employment Agreement with Greg C. Hill, effective July 1, 2012
10.3	Amended Employment Agreement with Barbara A. Filas, effective July 1, 2012
10.4	Amendment to Employment Agreement dated March 31, 2012, Barbara A. Filas
10.5	Amended Employment Agreement with William A. Buckovic, effective July 1, 2012
10.6	Amended Employment Agreement with Timothy Arnold, effective July 1, 2012
10.7	Amendment to Employment Agreement dated March 31, 2012, Timothy Arnold